Exhibit 99.1

Vaalco Energy, Inc.

Share Buyback Program

HOUSTON - November 18, 2022 - VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") announces that, further to the announcement on November 1, 2022 regarding its share buyback program (the "Buyback Program"), the Company has entered into a Rule 10b5-1 trading plan (the "Plan") with Roth Capital Partners LLC ("Roth") in connection with the Buyback Program commencing on November 17, 2022 and ending no later than August 16, 2024. Under this trading plan, Roth, an independent third party, will make trading decisions concerning the timing of the purchases of the Company's common stock, par value $0.10 per share ("Common Stock"), pursuant to the Plan independently of the Company, in compliance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934 (the "Exchange Act") and up to a maximum of 15 million shares of Common Stock.

The maximum pecuniary amount allocated to the Buyback Program is $30 million. The repurchased Common Stock will be held by the Company in treasury. The purpose of the Buyback Program is to reduce the capital of the Company.

The Buyback Program will be conducted within the parameters of Rule 10b5-1 and Rule 10b-18 under the Exchange Act and the Market Abuse Regulation 596/2014/EU and the Commission Delegated Regulation 2016/1052/EU (each as incorporated into UK domestic law by the European Union (Withdrawal) Act 2018, including where relevant pursuant to the Market Abuse (Amendment)(EU Exit) Regulations 2019).

The Company will make further announcements in due course following the completion of any share repurchases.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For further information:

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801

Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422

Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000

Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Important Information

This announcement does not constitute, or form part of, an offer or any solicitation of an offer for securities in any jurisdiction.

This announcement contains "forward-looking statements" and "forward-looking information" that are based on the Company's expectations, estimates and projections as of the date on which the statements were made. This forward-looking information includes, among other things, statements with respect to expectations regarding future dividends and returns to stockholders including share buybacks, , performance, outlook, growth, targets and expectations,. Generally, this forward-looking information can be identified by the use of forward-looking terminology such as ''outlook'', ''anticipate'', ''project'', ''target'', ''likely'', ''believe'', ''estimate'', ''expect'', ''intend'', ''may'', ''would'', ''could'', ''should'', ''scheduled'', ''will'', ''plan'', ''forecast'', ''evolve'' and similar expressions. Persons reading this announcement are cautioned that such statements are only predictions, and that the Company's actual future results or performance may be materially different.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the Company's actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Dividends of VAALCO beyond the fourth quarter 2022 have not yet been approved or declared by the Board of Directors of VAALCO. Expectations with respect to future dividends, annualized dividends or other returns to stockholders, including share buybacks, are forward-looking statements. Investors are cautioned that such statements with respect to future dividends and share buybacks are non-binding. The declaration and payment of future dividends or the terms of any share buybacks remain at the discretion of the Board of Directors of VAALCO and will be determined based on VAALCO’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board of Directors of VAALCO. The Board of Directors of VAALCO reserves all powers related to the declaration and payment of dividends and terms of any share buybacks. Consequently, in determining the dividend to be declared and paid on VAALCO common stock or the terms of any share buyback, the Board of Directors of VAALCO may revise or terminate such payment level or such terms at any time without prior notice. These statements speak only as of the date of this announcement. Actual operational and financial results or events may differ materially from the Company's expectations contained in the forward-looking statements as a result of various factors, many of which are beyond the control of the Company.